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                                                                Exhibit 99(i)(2)

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
  IN WASHINGTON, D.C.       SULLIVAN & WORCESTER LLP            IN NEW YORK CITY
  1666 K STREET, N.W.        ONE POST OFFICE SQUARE             565 FIFTH AVENUE
WASHINGTON, D.C. 20006    BOSTON, MASSACHUSETTS 02109       NEW YORK, NEW YORK 10017
    (202) 775-1200               (617) 338-2800                  (212) 486-8200
 FAX NO. 202-293-2275         FAX NO. 617-338-2880            FAX NO. 646-865-1494

                                                               292 MADISON AVENUE
                                                          NEW YORK, NEW YORK 1001 7-6307
                                                                 (212) 213-8200
                                                              FAX NO. 212-685-2028
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                                                   October 21, 2003


The Trustees of Dryden California Municipal Fund
c/o Prudential Investments LLC
Three Gateway Center
Newark, New Jersey 07102-4077

     Re:   Dryden California Municipal Fund
           --------------------------------

Ladies and Gentleman:

     Please refer to our opinion letter to you of December 23, 1999, concerning certain matters of Massachusetts law relating to the organization and shares of Dryden California Municipal Fund, a trust with transferable shares under Massachusetts law (the "FUND"). At your request, we hereby confirm the opinions stated in that letter, as of the date thereof, and consent to the Fund's filling a copy of that letter as an exhibit to Post-Effective Amendment No.32 to the Fund's Registration Statement on Form N-1A, Registration No. 2-91215, pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Amendment No. 33 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4024, relating to the several series and classes of shares of beneficial interest, $.01 par value, of the Fund (the "SHARES"). In so consenting, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

     Please note that our confirmation of the opinions set forth in our letter of December 23, 1999, relates to the Fund and its shares as they then existed, and is based solely on the state of facts prevailing at that time. Other than reviewing the Fund's Amended and Restated By-Laws dated May 24, 2000, the Fund's Amended and Restated Certificate of Designation dated October 1, 2002, and the Fund's Certificate of Amendment, dated June 18, 2003, we have conducted no further investigation of those facts, as they may have changed since December 23, 1999, and our opinions, as so confirmed, should not be understood as relating to the status of the Fund and its shares at the present time.


                                           Very truly yours,

                                           /s/ Sullivan & Worcester LLP

                                           SULLIVAN & WORCESTER LLP